Exhibit 99.1
BRADY CORPORATION New Segment Format Presented for FY 2007 and 2008 October 27, 2008

New Segment Detail Brady Corporation began reporting in a new segment format for the 4th quarter 2008. The attached pages present Brady Corporation's sales and segment profit for fiscal years 2007 and 2008 into the new segment format. The segments formerly reported as Brady Americas and Direct Marketing & People ID Americas are now combined and reported as the Americas. Results for Europe and Asia-Pacific remain the same as previously reported. The summary financial information contained in this presentation has been derived from the financial statements of Brady Corporation included in Brady Corporation's Form 10-K for the fiscal year ended July 31, 2008 and other periodic reports. This summary information is unaudited and subject to revision. All information should be read in conjunction with the historical financial statements included in Brady Corporation's Form 10-K for the fiscal year ended July 31, 2008 and other periodic reports.

New Segment Detail - Sales

New Segment Detail - Segment Profit